EIGHTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT

EIGHTH AMENDMENT, dated as of February 28, 2005 (the "Amendment"), to the Loan and Security Agreement dated as of April 13, 2001, as amended by the First Amendment dated as of August 3, 2001, the Second Amendment dated as of May 24, 2002, the Third Amendment dated as of November 18, 2002, the Fourth Amendment dated as of March 3, 2003, the Fifth Amendment dated as of December 31, 2003, the Sixth Amendment dated as of June 29, 2004 and the Seventh Amendment dated as of September 15, 2004 (the "Loan Agreement"), by and among (i) LSB INDUSTRIES, INC., a Delaware corporation (the "Parent"), THERMACLIME, INC., an Oklahoma corporation formerly known as ClimaChem, Inc. ("ThermaClime"), and each of the Subsidiaries of ThermaClime identified on the signature pages thereof (such Subsidiaries, together with ThermaClime, each a "Borrower", and collectively, the "Borrowers"), (ii) the lenders identified on the signature pages thereof (each a "Lender" and collectively the "Lenders") and (iii) WELLS FARGO FOOTHILL, INC., a California corporation formerly known as Foothill Capital Corporation, as the arranger and administrative agent for the Lenders (the "Agent").

WHEREAS, the Borrowers desire to (i) extend the term of the Loan Agreement until April 13, 2009, (ii) to insert a line of credit pursuant to which the Borrowers may be able to receive loans from the Lenders to finance the Borrowers' capital expenditures and (iii) amend certain other terms and conditions of the Loan Agreement hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

  Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

  Definitions in the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended as follows:

      The definition of the term "Applicable Prepayment Premium" is hereby amended in its entirety to read as follows:

      "'Applicable Prepayment Premium' means, as of any date of determination, an amount equal to (a) during the period of time from and after the Closing Date up to the date that is the fifth anniversary of the Closing Date, 3% times the sum of (i) the Maximum Revolver Amount, plus (ii) the outstanding principal balance of the Term Loan on the date immediately prior to the date of determination, (b) during the period of time from and including the date that is the fifth anniversary of the Closing Date up to the date that is the sixth anniversary of the Closing Date, 2% times the sum of (i) the Maximum Revolver Amount, plus (ii) the outstanding principal balance of the Term Loan on the date immediately prior to the date of determination, and (c) during the period of time from and including the date that is the sixth anniversary of the Closing Date up to the date that is the seventh anniversary of the Closing Date, 1% times the sum of (i) the Maximum Revolver Amount, plus (ii) the outstanding principal balance of the Term Loan on the date immediately prior to the date of determination; and (d) during the period of time from and including the date that is the seventh anniversary of the Closing Date and prior to the Maturity Date, 0% times the sum of (i) the Maximum Revolver Amount, plus (ii) the outstanding principal balance of the Term Loan on the date immediately prior to the date of determination."

      The definition of the term "Base Rate Margin" is hereby amended by deleting the number "2" and inserting the number "0.75" in lieu thereof.

      The definition of the term "Borrowing" is hereby amended in its entirety to read as follows:

      "'Borrowing' means a borrowing hereunder of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, or a Term Loan, as the case may be."

      A definition of the term "Capital Assets" is hereby inserted, in appropriate alphabetical order, to read as follows:

      "'Capital Assets' has the meaning set forth in Section 2.2."

      The definition of the term "Capital Lease Obligation" is hereby amended in its entirety to read as follows:

      "'Capitalized Lease Obligation' means any Indebtedness represented by obligations under a Capital Lease, but excluding all Indebtedness under any operating lease that is entered into between any Borrower and any of its Subsidiaries, as lessee, and any "related party" (as defined in paragraph 5 of Financial Accounting Standards Board Statement No. 13, "Accounting for leases (FAS13)") or Affiliate of such lessee, as lessor, that is required to be treated as capital lease obligations under GAAP, pursuant to FAS 13, as amended from time to time."

      The definition of the term "Dilution" is hereby amended in its entirety to read as follows:

      "'Dilution' means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrowers' billings during such period plus the Dollar amount of clause (a)."

      The definition of the term "EBITDA" is hereby amended in its entirety to read as follows:

      "'EBITDA' means, with respect to any fiscal period, the result of (i) ThermaClime's and its Subsidiaries consolidated net earnings (or loss), minus (ii) the aggregate amount of all extraordinary gains of ThermaClime and its Subsidiaries for such period, plus (iii) the aggregate amount of (a) all extraordinary losses, interest expense, income taxes, and depreciation and amortization of ThermaClime and its Subsidiaries for such period and (b) other non-operating, non-cash, one time charges of ThermaClime and its Subsidiaries for such period, all as determined in accordance with GAAP."

      A definition of the term "Eighth Amendment Effective Date" is hereby inserted, in appropriate alphabetical order, to read as follows:

      "'Eighth Amendment Effective Date' means the date on which all of the conditions precedent to the effectiveness of Eighth Amendment to Loan Agreement dated as of February 28, 2005, by and among the Borrowers, the Lenders and the Agent have been fulfilled or waived."

      Paragraph (a) of the definition of the term "Eligible Accounts" is hereby amended in its entirety to read as follows:

      "(a) Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or Accounts which are more than 60 days past due,"

      Paragraph (i) of the definition of the term "Eligible Accounts" is hereby amended in its entirety to read as follows:

      "(i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (or, in the case of Carrier Corporation and Orica USA Inc., 20%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,"

        A definition of the term "Hard Cost" is hereby inserted, in appropriate alphabetical order, to read as follows:

      "'Hard Cost' means, with respect to each Capital Asset acquired by a Borrower, the cash purchase price paid by a Borrower for such Capital Asset less the aggregate amount of all soft costs (including, without limitation, all taxes, delivery and storage charges, installation charges and other charges added to such purchase price) included in the purchase price for such Capital Asset."

      Clause (c) of the definition of the term "Indebtedness" is hereby amended in its entirety to read as follows:

      "(c) all Capitalized Lease Obligations,"

      The definition of the term "LIBOR Rate Margin" is hereby amended by deleting the number "4.50" and inserting the number "2.00" in lieu thereof.

      The definition of the term "Term Loan Amount" is hereby amended in its entirety to read as follows:

      "'Term Loan Amount' means $7,500,000."

      The definition of the term "Term Loan Priority Collateral" is hereby amended in its entirety to read as follows:

  "'Term Loan Priority Collateral' means all Capital Assets acquired by a Borrower with proceeds of the Term Loan."

    Borrowing Base.

        Section 2.1(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

        "(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of the following for all Borrowers:

        (A) the lesser of

        (1) 85% of the amount of Eligible Accounts of such Borrowers, less the amount, if any, of the sum of the Dilution Reserve, and

        (2) an amount equal to such Borrowers' Collections with respect to Accounts for the immediately preceding 75 day period, plus

        (B) the lowest of

        (1) $20,000,000, and

        (2) the sum of

        (x) the lesser of (i) 70% of the value of such Borrowers' Eligible Inventory, and (ii) 80% of the Net Orderly Liquidation Value of such Borrowers' Eligible Inventory, plus

        (y) the lesser of (i) 60% (or, in the case of Climate Control Raw Inventory, 65%) of the value of such Borrowers' Eligible Raw Inventory, and (ii) 80% of the Net Orderly Liquidation Value of such Borrowers' Eligible Raw Inventory, minus

        (C) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b)."

        Section 2.1(c) of the Loan Agreement is hereby amended by deleting the words "Inventory Reserves" and "Interest Reserve".

        Section 2.1(f) of the Loan Agreement is hereby amended by deleting the number "1,000,000" and inserting the number "2,000,000" in lieu thereof.

    CapEx Loans. Section 2.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

    "2.2 CapEx Loans. Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Term Loan Commitment may, in its sole discretion, make term loans (collectively, the "Term Loan") to Borrowers, after the Eighth Amendment Effective Date, in an aggregate principal amount at any one time outstanding not to exceed such Lender's Pro Rata Share of the Term Loan Amount. The proceeds of each Term Loan shall be used by a Borrower solely to fund a portion of the purchase price of assets ("Capital Assets") acquired by such Borrower after the Eighth Amendment Effective Date that, in accordance with GAAP, are or should be included in "property, plant and equipment" or in a similar fixed asset account on such Borrower's balance sheet. The maximum principal amount of each Term Loan shall not exceed 70% of the Hard Cost of the Capital Assets to be acquired by the Borrowers with a portion of the proceeds of such Term Loan. Each Term Loan shall be made in a minimum amount of $50,000. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations. Any principal amount of the Term Loan which is repaid or prepaid by Borrowers may be reborrowed pursuant to the terms hereof. Borrowers may, at any time, prepay all or a portion of the Term Loan without penalty or premium."

    Borrowing Procedures. Section 2.3(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

    "(a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent, which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance specifying (i) the amount of such Borrowing, (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $6,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date, and (iii) in the case of a Borrowing consisting of a Term Loan, the Capital Assets proposed to be financed with the proceeds of such Term Loan together with the Hard Cost of such Capital Assets, the invoices pertaining to such Capital Assets and any other information or documents reasonably requested by Agent that pertain to such Capital Assets. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice."

    Letter of Credit Fee. Section 2.6(b) of the Loan Agreement is hereby amended by deleting "2.75%" and inserting "1.00%" in lieu thereof.

    Default Rate. Section 2.6(c) of the Loan Agreement is hereby amended by deleting the number "4" in subsections (i) and (ii) and, in each instance, inserting the number "2" in lieu thereof.

    Credit Payments; Float Charge. Section 2.8 of the Loan Agreement is hereby amended in its entirety to read as follows:

    "2.8 Crediting Payments. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day."

    Audit, Appraisal, and Valuation Charges. Section 2.11(c) of the Loan Agreement is hereby amended in its entirety to read as follows:

    "(c) For the separate account of each member of the Lender Group, audit, appraisal, and valuation fees and charges as follows, (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Agent and each Lender that accompanies Agent's personnel in connection with such financial audit conducted by Agent, (ii) if implemented, for the sole account of the Agent, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral consisting of Inventory and Capital Assets performed by personnel employed by Agent, provided, that, in the absence of a continuing Event of Default, the Borrowers shall not be obligated to pay for more than one (1) appraisal in any 12 month period, and (iv) the actual charges paid or incurred by the Agent (and, subject to clause (i) above, each Lender) if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral, or any portion thereof, or to assess a Borrower's business valuation."

    Letter of Credit. Section 2.12(a)(i) of the Loan Agreement is hereby amended in its entirety to read as follows:

    "(i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances, or"

    Term. Section 3.4 of the Loan Agreement is hereby amended by deleting the date "April 13, 2005" and inserting the date "April 13, 2009" in lieu thereof.

    Material Adverse Change. Section 3.3(d) of the Loan Agreement is hereby amended in its entirety to read as follows: "[intentionally omitted]". The last sentence of Section 5.11 of the Loan Agreement is hereby deleted in its entirety.

    Minimum Availability. Section 7.21 of the Loan Agreement is hereby amended in its entirety to read as follows:

    "7.21 Minimum Availability. Fail to maintain positive Excess Availability immediately after giving effect to all payments (irrespective of whether such payments represent principal, interest or fees) in respect of the ThermaClime Notes that are due and payable by ThermaClime and the other Borrowers at any time."

    Financial Covenants. Section 7.20 of the Loan Agreement is hereby amended as follows:

        Minimum EBITDA. Section 7.20(a)(i) is hereby amended in its entirety to read as follows:

        "(i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

Applicable Amount	Applicable Period
$16,138,353	For the 12 month period ending March 31, 2005
$17,746,116	For the 12 month period ending June 30, 2005
$13,699,825	For the 12 month period ending September 30, 2005
$16,035,278	For the 12 month period ending December 31, 2005

        Borrowers' EBITDA for the 12 month period ending each fiscal quarter after December 31, 2005 shall not be less than the greater of (x) $16,035,278 and (y) 85% of Borrowers' projected EBITDA for such period as set forth in the Projections delivered to Agent in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Agent; provided, that if Agent and Borrowers cannot agree on the EBITDA covenant number based upon Borrowers' projected EBITDA, for purposes of this Section 7.20(a)(i), Borrowers' EBITDA for such 12 month period shall be determined by Agent in its Permitted Discretion and shall not be less than $16,035,278."

        Capital Expenditures. Section 7.20(b)(i) is hereby amended in its entirety to read as follows:

    "(i) Capital Expenditures. Capital expenditures, measured on a fiscal quarter-end basis, in excess of $11,240,000 for the trailing twelve (12) month period, excluding up to $4,500,000 of capital expenditures made by Borrowers during the 2005 fiscal year to repair and replace equipment damaged directly or indirectly by a fire at the El Dorado Nitric Acid Plant but only to the extent such capital expenditures are paid for from insurance proceeds."

    Lenders' Commitment Schedule. Schedule C-1 to the Loan Agreement is hereby amended in its entirety to read as set forth in Annex I to this Amendment.

    Schedule T-1. Schedule T-1 to the Loan Agreement is hereby eliminated in its entirety.

    Conditions Precedent. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Eighth Amendment Effective Date"):

        Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Eighth Amendment Effective Date shall be correct in all material respects on and as of the Eighth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Eighth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

        Delivery of Documents. The Agent shall have received on or before the Eighth Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Eighth Amendment Effective Date:

          counterparts of this Amendment duly executed by the Borrowers, the Agent and the Lenders; and

          an amendment to the Fee Letter duly executed by the Borrowers and the Agent; and

          such other agreements, instruments, approvals, opinions and other documents as the Agent may reasonably request from the Borrowers.

        Amendment Fee. The Borrowers shall have paid to the Agent, for the benefit of the Lenders, in immediately available funds, a fully earned and nonrefundable amendment fee equal to $225,000, the payment of which shall be effected by Agent charging such fee to Borrowers' Loan Account.

        Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received from the Borrowers all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as the Agent or such special counsel may reasonably request.

    Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

        Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date are correct in all material respects on and as of the Eighth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date); and no Default or Event of Default has occurred and is continuing on the Eighth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

        Organization, Good Standing, Etc. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and the other Loan Documents to which it is a party being executed in connection with this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified reasonably could not be expected to have a Material Adverse Change.

        Authorization, Etc. The execution, delivery and performance by each Borrower of this Amendment, and the performance by each Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action on the part of such Borrower, (ii) do not and will not contravene such Borrower's charter or by-laws, any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

    Miscellaneous.

        Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Eighth Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which any Borrower is a party to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

        Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

        Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

        Costs and Expenses. The Borrowers jointly and severally agree to pay on demand all reasonable fees, costs and expenses of the Agent and each Lender in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

        Amendment as Loan Document. Each Borrower hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement (i) if any representation or warranty made by a Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made or (ii) if Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Amendment.

        Waiver of Jury Trial. EACH BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Borrowers:

THERMACLIME, INC. (formerly known as ClimaChem, Inc.), an Oklahoma corporation

By: ______________________________________
Title:

CHEROKEE NITROGEN COMPANY,
a Oklahoma corporation

By: ______________________________________
Title:

CLIMATE MASTER, INC.,
a Delaware corporation

By: ______________________________________
Title:

CLIMATECRAFT, INC.,
an Oklahoma corporation

By: ______________________________________
Title:

CLIMACOOL, CORP.,
an Oklahoma corporation

By: ______________________________________
Title:

INTERNATIONAL ENVIRONMENTAL CORPORATION, an Oklahoma corporation

By: ______________________________________
Title:

ACP INTERNATIONAL, LIMITED,
an Oklahoma corporation

By: ______________________________________
Title:

KOAX CORP., an Oklahoma corporation

By: ______________________________________
Title:

LSB CHEMICAL CORP.,
an Oklahoma corporation

By: ______________________________________
Title:

XPEDIAIR, INC.,
an Oklahoma corporation

By: ______________________________________
Title:

EL DORADO CHEMICAL COMPANY,
an Oklahoma corporation

By: ______________________________________
Title:

CHEMEX I CORP.,
an Oklahoma corporation

By: ______________________________________
Title:

TRISON CONSTRUCTION, INC.,
an Oklahoma corporation

By: ______________________________________
Title:

CHEMEX II CORP.,
an Oklahoma corporation

By: ______________________________________
Title:

Agent and Lender:

WELLS FARGO FOOTHILL, INC.,
a California corporation

By: ______________________________________
Title:

Lender:

CONGRESS FINANCIAL CORPORATION (SOUTHWEST),
a Texas corporation

By: ______________________________________
Title:

ANNEX I

Schedule C-1

Commitments

Lender	Revolver Commitment	Term Loan Sub-facility Commitment*	Total Commitment
Wells Fargo Foothill, Inc.	$30,000,000	$4,500,000	$30,000,000
Congress Financial Corporation (Southwest)	$20,000,000	$3,000,000	$20,000,000
All Lenders	$50,000,000	$7,500,000	$50,000,000

* The Term Loan Commitment is a sub-facility of the Revolver Commitment.